Exhibit 21.1

Subsidiaries of Hut 8 Corp.

Name of Subsidiary	State/Country of Organization
Foxtrot DC, LLC	Delaware
Hut 8 Asset Management Ltd.	Barbados
Hut 8 High Performance Computing Inc.	British Columbia
Hut 8 Holdings Inc.*	British Columbia
Hut 8 Mining Corp.	British Columbia
Hut 8 Power Inc.	Ontario
Pecos Data Technologies, LLC	Nevada
U.S. Data Energy Group, Inc.	Nevada
U.S. Data Falls, Inc.	Nevada
U.S. Data Group, Inc.	Nevada
U.S. Data Lone Star, Inc.	Nevada
U.S. Data Mining Group, Inc. DBA US BITCOIN CORP	Delaware
U.S. Data Technologies Group Ltd.	Delaware
US Compute AI Corp.	Delaware
US Data Guardian LLC	Nevada
US Data King Mountain LLC	Nevada
US Data Mining Energy Group Inc.	Nevada
US Data Ventures LLC	Delaware
US Mining Infrastructure Operations LLC	Delaware
USB4S, LLC	Nevada
USMIO Alpha LLC	Delaware
USMIO Charlie LLC	Delaware
USMIO Delta LLC	Delaware
USMIO Echo LLC	Delaware
USMIO Foxtrot LLC	Delaware

* Hut 8 Holdings Inc. to amalgamate with Hut 8 Mining Corp. in connection with the Business Combination.